UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2018

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On June 11, 2018, Kellogg Company (the “Company”) announced that Chris Hood has been named President, Kellogg North America. The Company also announced the appointment of David Lawlor to President, Kellogg Europe. Both leadership changes are effective July 1, 2018 in order to ensure a smooth transition.

In connection with this announcement, the Company’s Board of Directors (the “Board”) determined that effective July 1, 2018, Mr. Hood would receive a new annual base salary of $740,000 (from $602,600) and a new 2018 target annual incentive (“AIP”) payment percentage of 105% (from 90%). AIP opportunities are established as a percentage of an executive’s base salary with actual AIP payment each year ranging from 0% to 200% of the target opportunity. All AIP payments are made in cash.

(e) On June 7, 2018, the Board approved a technical amendment (the “Amendment”) to the Kellogg Company 2017 Long-Term Incentive Plan (the “Plan”) in order to clarify a definition in the Plan as it was originally adopted. The Amendment clarifies that the limit on director awards is only intended to apply to the non-employee directors of the Company, as employee directors are not compensated for their service on the Board.

Following adoption of the Amendment, the independent members of the Board approved the cancellation and re-granting of the awards previously made to Steve Cahillane under the Plan in order to make clear that the awards have been properly awarded under the Plan; this included the 47,350 restricted stock units awarded in connection with Mr. Cahillane’s hiring in 2017, and the 228,800 stock options and 2018-2020 EPP target awards of 61,800 shares awarded in February 2018. The re-granted awards have identical terms, pricing and vesting schedules as the cancelled awards (including an exercise price that is higher than the Company’s current stock price), and no additional compensation was awarded to Mr. Cahillane in connection with the cancellation and re-grant. The re-granted awards will have no impact on the Company’s financial results.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On June 11, 2018, Kellogg issued a press release announcing leadership changes in the Company’s North America and Europe regions. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1     Amendment to the Kellogg Company 2017 Long-Term Incentive Plan
Exhibit 99.1     Press release dated June 11, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: June 11, 2018	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman